As filed with the Securities and Exchange Commission on August 5, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Strategic Education, Inc.
(Exact name of registrant as specified in its charter)

Maryland	52-1975978
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2303 Dulles Station Boulevard
Herndon, Virginia 20171
(703) 247-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Daniel W. Jackson
Executive Vice President and Chief Financial Officer
Strategic Education, Inc.
2303 Dulles Station Boulevard
Herndon, Virginia 20171
(703) 247-2507
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
David R. Crandall
Hogan Lovells US LLP
1601 Wewatta Street, Suite 900
Denver, Colorado 80202
(303) 899-7300

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement, as determined by Strategic Education, Inc.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock
Preferred Stock
Depositary Shares, representing Preferred Stock
Warrants
Units

(1)
An indeterminate amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Also includes such indeterminate number of shares of preferred stock, shares of common stock, depositary shares or warrants as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible, exchangeable or exercisable securities (including any securities issuable upon stock splits or similar transactions pursuant to Rule 416 under the Securities Act of 1933) as may be offered pursuant to this Registration Statement. Separate consideration may or may not be received for any shares of preferred stock, shares of common stock, depositary shares or warrants so issued upon conversion, exchange or redemption.

(2)
Omitted pursuant to General Instruction II.E. of Form S-3.

(3)
The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933 and is omitting this information in reliance on Rule 456(b) under the Securities Act of 1933 and Rule 457(r) under the Securities Act of 1933. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r) under the Securities Act of 1933.

PROSPECTUS
Strategic Education, Inc.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units

We may offer and sell, from time to time, in one or more series or classes, the following securities:
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common stock,

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preferred stock

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preferred stock represented by depositary shares,

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warrants to purchase common stock, preferred stock or depositary shares, or

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units comprising one or more of the above securities.

We will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, each accompanying prospectus supplement and any documents we incorporate by reference into this prospectus or any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We may sell the securities to or through one or more underwriters, through dealers or agents, or through a combination of these methods on an immediate, continuous or delayed basis. If any underwriters, agents or dealers are involved in the sale of any securities, the applicable prospectus supplement will set forth their names, the specific terms of the plan of distribution, any over-allotment option and any applicable commissions or discounts. For more information, see “Plan of Distribution.” The specific manner in which any particular securities may be offered and sold will be described in the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “STRA.” On August 4, 2020, the last reported sale price of our common stock on the Nasdaq Global Select Market was $117.84 per share. If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.
Investing in these securities involves certain risks. See “Risk Factors” on page  2 and the other information included and incorporated by reference in this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings at any time and from time to time over the next three years.
This prospectus and any accompanying prospectus supplement or free writing prospectus which we have authorized do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the additional information described under the headings “Where To Obtain Additional Information” and “Incorporation by Reference.” Statements contained in this prospectus and any accompanying prospectus supplement or free writing prospectus which we have authorized, or which are incorporated by reference into this prospectus or such prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters.
This prospectus provides you with a general description of the securities we may offer. Each time we sell any of the securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement or free writing prospectus may also add, update or change any information contained in this prospectus. If the information contained or incorporated by reference in this prospectus varies in any way from the information in a prospectus supplement or free writing prospectus (including any information incorporated by reference therein), you should rely on such prospectus supplement or free writing prospectus and any information incorporated by reference therein. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where To Obtain Additional Information” and “Incorporation by Reference.”
The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of such securities.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus.
You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date of the applicable document containing such information. Our business, financial condition, results of operations, cash flows and prospects may have changed since that date.
The terms the “Company,” “we,” “us,” “our” and “SEI” as used in this prospectus refer to Strategic Education, Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

RISK FACTORS
Investing in our securities involves risks. See the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 filed with the SEC on July 31, 2020, both of which are incorporated by reference in this prospectus, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The accompanying prospectus supplement and any applicable free writing prospectus may also contain these types of forward-looking statements. These statements relate to future events and expectations and can be identified by the use of forward-looking words such as “believe”, “expect”, “may”, “will”, “should”, “seek”, “approximately”, “intend”, “plan”, “assume”, “forecast”, “outlook”, “project”, “estimate”, or “anticipate”, or the negative of those words or other comparable terminology, and include, without limitation, statements relating to future enrollment, revenues, revenues per student, earnings growth, operating expenses, capital expenditures, the Company’s potential acquisition of Laureate Education, Inc.’s Australia and New Zealand operations and the ultimate effect of the COVID-19 pandemic on the Company’s business and results. Such forward-looking statements are subject to various risks and uncertainties and the Company claims the protection afforded by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to many risks, uncertainties and assumptions, including, among other things:
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the pace of student enrollment;

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our continued compliance with Title IV of the Higher Education Act of 1965, as amended, and the regulations thereunder, as well as other federal laws and regulations, regional accreditation standards, and state regulatory requirements;

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rulemaking by the U.S. Department of Education and increased focus by the current or future U.S. Congresses or Administrations on for-profit education institutions;

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competitive factors;

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risks associated with the further spread of COVID-19, including the ultimate effect of COVID-19 on people and economies;

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risks associated with the opening of new campuses;

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risks associated with the offering of new educational programs and adapting to other changes;

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risks associated with the acquisition of existing educational institutions, including in the case of the Company’s proposed acquisition of Laureate Education, Inc.’s Australia and New Zealand business, the risk that the acquisition may not be completed in a timely manner or at all, the risk that the benefits of the acquisition may not be fully realized or may take longer to realize than expected, and the risk that the acquisition may not advance our business strategy and growth strategy;

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risks related to the timing of regulatory approvals;

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our ability to continue to implement our growth strategy;

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the amount of the costs, fees, expenses, and charges related to our merger with Capella;

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the risk that our merger with Capella may not advance the Company’s business strategy and growth strategy;

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the risk that the Company may experience difficulty integrating Strayer’s and Capella’s employees or operations;

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the potential diversion of our management’s attention resulting from our merger with Capella;

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risks associated with the ability of our students to finance their education in a timely manner; and

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general economic and market conditions.

You should understand that many important factors could cause our results to differ materially from those expressed or suggested in any forward-looking statements. Further information about these and other relevant risks and uncertainties may be found in Part II, “Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q filed with the SEC on July 31, 2020, Part I, “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2020 and in our other filings with the SEC. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Given these uncertainties, you should not put undue reliance on any forward-looking statements.
THE COMPANY
Strategic Education, Inc. is an education services company that seeks to provide the most direct path between learning and employment through campus-based and online post-secondary education offerings and through programs to develop job-ready skills for high-demand markets. We operate primarily through our wholly-owned subsidiaries Strayer University and Capella University, both accredited post-secondary institutions of higher education. Our operations also include certain non-degree programs, mainly focused on software and application development. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information” in this prospectus.
We are incorporated in the State of Maryland. Our principal executive offices are located at 2303 Dulles Station Boulevard, Herndon, Virginia 20171 and our telephone number is (703) 247-2500.
USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include acquisitions, capital expenditures, working capital and share repurchases. We will have significant discretion in the use of any net proceeds. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in short-term or marketable securities.
DESCRIPTION OF CAPITAL STOCK
The following description of our common stock and preferred stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and the applicable provisions of the Maryland General Corporation Law (“MGCL”). For more information on how you can obtain the Articles of Incorporation and the Bylaws, see “Where to Obtain Additional Information.”
Common Stock
General
We are authorized to issue 32,000,000 shares of common stock, par value $0.01 per share. As of July 17, 2020, we had 22,222,672 shares of common stock issued and outstanding. Our outstanding shares of common stock are currently listed for trading on the Nasdaq Global Select Market under the symbol

“STRA.” We will apply to the securities exchange on which our shares are traded to list the additional shares of common stock to be sold pursuant to any prospectus supplement, and we anticipate that such shares will be listed.
Quorum and Voting
The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at a meeting shall constitute a quorum for all votes entitled to be cast at a meeting of stockholders. Our directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, provided that, if as of a date that is fourteen (14) days in advance of the date the Company files its definitive proxy statement with the SEC (regardless of whether or not the proxy statement is thereafter revised or supplemented), the number of director nominees exceeds the number of directors to be elected, then each director shall be elected by a plurality of the votes cast in person or by proxy at such meeting. Holders of shares of common stock do not have the right to cumulate their votes for directors.
Under Maryland law, a corporation generally cannot dissolve, amend its charter, merge, convert into another form of entity, sell all or substantially all of its assets or engage in a statutory share exchange, unless declared advisable by the board of directors and approved by stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of such matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. A majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting unless otherwise provided by law or the Articles of Incorporation of the Corporation.
Dividends
The board of directors may declare dividends on the stock of the Company, which may be paid in cash, property or the Company’s stock, subject to the applicable provisions of law and the Articles of Incorporation.
Liquidation
In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, subject to the rights, if any, of the holders of any outstanding class or series of preferred stock, the holders of Company’s shares will be entitled to share ratably according to the number of shares held by them in all assets of the Company’s available for distribution to its stockholders.
Other Rights and Preferences
Holders of the Company’s shares will not have preemptive rights, which means that they will not have an automatic option to purchase any shares that the Company may issue, or preference, conversion, sinking fund or redemption rights.
Preferred Stock
We are authorized to issue 8,000,000 shares of preferred stock. No shares of preferred stock are currently outstanding. Under the Company’s Articles of Incorporation and Bylaws, the board of directors, without stockholder approval, may classify (or reclassify) and issue one or more series of preferred stock and set preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of such shares. Because the board of directors of the Company has the power to establish the preferences and rights of each series of preferred stock, it may afford the holders of any such series of preferred stock preferences, powers and rights that are senior to the rights of holders of the Company’s shares. Holders of preferred stock are normally entitled to receive a preference payment, if the Company were to liquidate, dissolve or wind up, before any payment is made to holders of Company shares.

Certain Provisions of Governing Documents and Maryland Law
Board of Directors
The Bylaws provide that the size of the Company’s board of directors shall be up to twelve (12) directors or such other number as may be determined from time to time by a majority of the board of directors. Directors are elected at the annual meeting of stockholders and hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify.
Takeover Defense
The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors of the Company or a committee of the board of directors of the Company. Certain provisions of the Articles of Incorporation and Bylaws and of the MGCL have anti-takeover effects and could delay, discourage, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in the stockholder’s best interests, including attempts that might result in a premium over the market price for the Company’s shares held by stockholders, and may make removal of the incumbent management and directors more difficult.
Stockholder Meetings
The Bylaws of the Company provide that special meetings of the stockholders may be called for any purpose or purposes at any time by the Chief Executive Officer of the Company or the board of directors. In addition, the secretary of the Company is required to call a special meeting upon the written request of a holder, or a group of holders, entitled to cast at least 25% of the votes entitled to be cast at such meeting, subject to certain restrictions.
Action by Stockholders Without a Meeting
Under Maryland law, in order for any action required or permitted to be taken at a meeting of the stockholders of the Company to be taken without a meeting, a consent in writing or by electronic transmission setting forth the action so taken, must be given by all of the stockholders of the Company entitled to vote with respect to the matter thereof. The Bylaws of the Company also require a waiver of any right to dissent from any stockholder would be entitled to notice of a stockholder meeting but is not entitled to vote on the matter.
Amendment of Articles of Incorporation and Bylaws
Except for those amendments permitted to be made without stockholder approval, such as changing the name of the Company, the Articles of Incorporation may be amended, after approval by the board of directors, by the affirmative vote of a majority of the votes entitled to be cast on the matter. The Bylaws may be amended in any manner not inconsistent with the Articles of Incorporation by a majority vote of the board of directors or by the affirmative vote of stockholders holding a majority of the Company shares entitled to vote on the matter.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co.

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depository named therein and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred shares represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to the preferred share depository, we will cause the preferred share depository to issue, on our behalf, the depositary receipts.
The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares will be described in the applicable prospectus supplement. The description below and in any prospectus supplement does not include all of the terms of the depositary shares and should be read together with the applicable deposit agreement and related depositary receipts, each of which are incorporated by reference in this prospectus.
Dividends
The preferred share depository will distribute all cash dividends received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depository.
In the event of a dividend other than in cash, the preferred share depository will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depository, unless the preferred share depository determines that it is not feasible to make such distribution, in which case the preferred share depository may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Withdrawal of Shares
Upon surrender of the depositary receipts at the corporate trust office of the preferred share depository (unless the related depositary shares have previously been called for redemption), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of the preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred share depository will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Redemption of Depositary Shares
Whenever we redeem preferred shares held by the preferred share depository, the preferred share depository will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided we have paid in full to the preferred share depository the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.
From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption upon surrender thereof to the preferred share depository.
Voting of the Preferred Shares
Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred share depository will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred share depository as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred share depository will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred share depository in order to enable the preferred share depository to do so. The preferred share depository will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred share depository will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depository.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Conversion of Preferred Shares
The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred share depository with written instructions to the preferred share depository to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares or other securities, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred share depository. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the depositary shares evidenced by the depositary receipts then outstanding. No amendment will impair the right, subject to certain exceptions in the depository agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred share depository if holders of at least two-thirds of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred share depository will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred share depository with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if:
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all outstanding depositary shares have been redeemed;

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there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares; or

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each share of the related preferred shares has been converted into our common shares, preferred shares or other securities not so represented by depositary shares.

Charges of Preferred Share Depository
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred share depository in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the preferred share depository for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depository
The preferred share depository may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred share depository, any such resignation or removal to take effect upon the appointment of a successor preferred share depository. A successor preferred share depository must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States.
Miscellaneous
The preferred share depository will forward to holders of depositary receipts any reports and communications from us which are received by the preferred share depository with respect to the related preferred shares.
Neither the preferred share depository nor we will be liable if the preferred share depository is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and the preferred share depository’s obligations under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred share depository will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred share depository may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event the preferred share depository receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred share depository will be entitled to act on such claims, requests or instructions received from us.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of any of the types of securities offered by this prospectus. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of the warrants and the warrant agreement in respect of which this prospectus is being delivered, including, where applicable, the following:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the designation, number and terms of the securities purchasable upon exercise of such warrants;

•
the designation and terms of the other securities offered thereby with which such warrants are issued and the number of such warrants issued with each such security offered thereby;

•
the date, if any, on and after which such warrants and the related security will be separately transferable;

•
the price at which each of the securities purchasable upon exercise of such warrants may be purchased and any provisions for changes or adjustments to the exercise price;

•
the date on which the right to exercise such warrants will commence and the date on which such right will expire;

•
the minimum or maximum number of such warrants which may be exercised at any one time;

•
information with respect to book entry procedures, if any;

•
a discussion of certain U.S. federal income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.
DESCRIPTION OF UNITS
We may issue units comprising one or more of the other securities described in this prospectus in any combination. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement may describe:
•
the price or prices at which we will issue the units;

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the material terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.
BOOK-ENTRY SECURITIES
The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described herein will be described in the applicable prospectus supplement.
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.
Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if we directly offer and sell the securities. Ownership of global securities will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to ownership interests of participants) and records of the participants (with respect to ownership interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability of certain persons to own, pledge or transfer beneficial interest in a global security.
So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, beneficial owners of global securities will not:
•
be entitled to have any of the individual securities of the series represented by such global security registered in their names;

•
receive or be entitled to receive physical delivery of any such securities in definitive form; and

•
be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such ownership interests.
We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of global securities for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.
If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus to or through underwriters or dealers, and also may sell them directly to other purchasers or through agents, or through a combination of any of these methods of sale.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable prospectus supplement. The applicable prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.
Under agreements we may enter into, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.
Underwriters, dealers and agents may engage in transactions with or perform services for us, or be our customers in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each such contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to such contracts will be neither less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom such contracts, when authorized, may be made include savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Such contracts will not be subject to any conditions except:
•
the purchase by an institution of the securities covered by such contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and

•
if the securities are being sold to underwriters, we must have sold to such underwriters the total principal amount of such securities less the principal amount thereof covered by such contracts.

In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for and purchase the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.
LEGAL MATTERS
Certain legal matters in connection with the securities registered herein will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado.
EXPERTS
The financial statements incorporated in this Prospectus by reference to Strategic Education, Inc.’s Current Report on Form 8-K dated August 5, 2020 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Strategic Education, Inc. for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE TO OBTAIN ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov and on the Company’s website at www.strategiceducation.com. Information on our website does not constitute a part of this prospectus.
In addition, because our common shares are listed on the Nasdaq, you may inspect and copy our SEC filings at the offices of the Nasdaq Stock Market at One Liberty Plaza, 165 Broadway, New York, New York 10006.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020 as updated by our Current Report on Form 8-K, filed on August 5, 2020 (the financial statements and the report thereon from the Company’s independent registered public accounting firm supersede the financial statements and report thereon included in the original Annual Report on Form 10-K);

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A filed on March 16, 2020;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on April 29, 2020 and July 31, 2020, respectively;

•
our Current Reports on Form 8-K, filed on April 9, 2020, April 29, 2020, July 29, 2020 (as amended August 5, 2020) and August 5, 2020 (other than the portions thereof furnished under Item 2.02, Item 7.01 and Item 9.01); and

•
The description of our common stock included in our Registration Statement on Form 8-A filed with the SEC on July 18, 1996, as updated by the description of our common stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any amendment or report filed for the purpose of updating this description.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and before the termination of any offering, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein.
Any information contained or incorporated by reference herein shall be deemed to be updated or superseded for purposes of this prospectus to the extent that other information contained herein or in any of the future filings we make with the SEC, which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, updates or supersedes such information. Any information so updated or superseded shall not be deemed, except as so updated or superseded, to constitute a part of this prospectus.
You may request a copy of these filings and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus at no cost by writing or telephoning us at:
Investor Relations
Strategic Education, Inc.
2303 Dulles Station Boulevard
Herndon, Virginia 20171
(612) 977-6331

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.
SEC registration fee	$	*
Fees of rating agencies		**
Printing and duplicating expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Blue Sky fees and expenses		**
Miscellaneous		**
Total	$	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act of 1933 and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act of 1933.

**
The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.
Indemnification of Directors and Officers.

The Company is a corporation incorporated under the laws of the state of Maryland. The Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its Articles of Incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company’s Articles of Incorporation provide that, to the fullest extent permitted by Maryland law, the liability of any director or officer of the Company to the Company or the Company’s stockholders for money damages shall be limited to the sum of $10.00, subject to the abovementioned exceptions provided in the MGCL.
The MGCL requires a Maryland corporation (unless its Articles of Incorporation provide otherwise, which the Company’s Articles of Incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity or in the defense of any claim, issue or matter in the proceeding. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director of officer actually received an improper personal benefit in money, property, or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for a proceeding by or in the right of the corporation where the director is adjudged to be liable to the corporation or proceeding in which the director is adjudged to be liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Under the MGCL, a Maryland corporation is permitted to pay or reimburse expenses in advance of the final disposition of a proceeding, but the corporation is required, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his or her good faith belief that he/she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed, if it shall ultimately be determined that the applicable standard of conduct was not met.
The Company’s Bylaws provide that, to the maximum extent permitted by Maryland law in effect from time to time, the Company shall indemnify (a) a director or officer, including any director or officer of the Company who serves or has served at the request of the Company as an officer, partner or director of another corporation, partnership, joint venture or other enterprise, who is made a party to any proceeding by reason of such status, and who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made a party by reason of such status, against reasonable expenses incurred by him or her in connection with the proceeding, and (b) any director or officer or any former director or officer against any claim or liability to which he or she may become subject by reason of such status unless it is established that (i) his or her act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he or she actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful. In addition, the Company’s Bylaws provide that the Company shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a director or officer or former director or officer made a party to a proceeding by reason of such status, provided that the Company shall have received (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification and (2) a written undertaking by or on such person’s behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met. The Bylaws permit such other or further indemnification of directors and officers, and advancement of expenses as may be permitted by Maryland law as in effect from time to time.
The Company also maintains directors’ and officers’ liability insurance to insure against losses arising from claims made against its directors and certain of its officers, subject to the limitations and conditions set forth in such policies.
Item 16.
Exhibits and Financial Statement Schedules.

Exhibit Number	Exhibit
1.1**	Form of Underwriting Agreement.
4.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on August 1, 2018).
4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Commission on August 1, 2018).
4.3	Specimen Stock Certificate (incorporated by reference to Exhibit 4.01 of Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-3967) filed with the Commission on July 16, 1996).
4.4**	Specimen Certificate of Preferred Shares.
4.5**	Form of Deposit Agreement for Depositary Shares.
4.6**	Form of Equity Warrant Agreement.
4.7**	Form of Unit Agreement.
5.1*	Opinion of Hogan Lovells US LLP.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

*
Filed herewith.

**
To be filed by amendment or incorporated by reference in connection with the offering of specific securities.

Item 17.
Undertakings.

(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia on August 5, 2020.
STRATEGIC EDUCATION, INC.
By:
/s/ Karl McDonnell

Name: Karl McDonnell
Title: Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Karl McDonnell and Daniel W. Jackson his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on August 5, 2020 by the following persons in the capacities indicated:
Name	Title
/s/ Robert S. Silberman Robert S. Silberman	Executive Chairman of the Board
/s/ J. Kevin Gilligan J. Kevin Gilligan	Vice Chairman
/s/ Karl McDonnell Karl McDonnell	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Daniel W. Jackson Daniel W. Jackson	Chief Financial Officer (Principal Financial Officer)
/s/ Thomas J. Aprahamian Thomas J. Aprahamian	Controller and Chief Accounting Officer (Principal Accounting Officer)
/s/ Charlotte F. Beason Charlotte F. Beason	Director

Name	Title
/s/ Rita D. Brogley Rita D. Brogley	Director
/s/ John T. Casteen, III John T. Casteen, III	Director
/s/ H. James Dallas H. James Dallas	Director
/s/ Nathaniel C. Fick Nathaniel C. Fick	Director
/s/ Robert R. Grusky Robert R. Grusky	Director
/s/ G. Thomas Waite, III G. Thomas Waite, III	Director